UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2011

GENESIS BIOPHARMA, INC
 (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

NEVADA	000-53172	75-3254381
(STATE OR OTHER JURISDICTION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER
OF INCORPORATION)		IDENTIFICATION)

11500 Olympic Boulevard, Suite 400, Los Angeles CA 90064

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (866) 963-2220

N/A

(Former name or former address, if changed since last report)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective August 5, 2011, Genesis Biopharma, Inc. (the “Company”) signed a Cooperative Research and Development Agreement (CRADA) with the National Institutes of Health and the National Cancer Institute (NCI).  Under the terms of the five-year cooperative research and development agreement, Genesis Biopharma will work with Steven A. Rosenberg, M.D., Ph.D., chief of NCI’s Surgery Branch, to develop adoptive cell immunotherapies that are designed to destroy metastatic melanoma cells using a patient’s tumor infiltrating lymphocytes.

Specifically, the CRADA will (i) support the in vitro development of improved methods for the generation and selection of tumor infiltrating lymphocytes with anti-tumor reactivity from patients with metastatic melanoma, (ii) help develop approaches for large-scale production of tumor infiltrating lymphocytes that are in accord with Good Manufacturing Practice (GMP) procedures suitable for use in treating patients with metastatic melanoma, and (iii) conduct clinical trials using these improved methods of generating tumor infiltrating lymphocytes as well as improved adoptive cell therapy preparative regimens for the treatment of metastatic melanoma.

Both Genesis Biopharma and the NCI may provide personnel, services, facilities, equipment or other resources under the agreement.  Under the terms of the CRADA, Genesis Biopharma will have an exclusive option to negotiate an exclusive license to any new inventions developed jointly or independently by NCI scientists during the course of the research project.  A CRADA is the only mechanism the National Institutes of Health has to promise exclusive intellectual property rights in advance to a collaborator.

Genesis Biopharma will provide funds in the amount of $1,000,000.00 per year of the CRADA for Dr. Rosenberg to use to acquire technical, statistical, and administrative support for the research activities, as well as to pay for supplies and travel expenses.  The Company will provide funds in the amount of $250,000.00 on a quarterly basis.  The first quarterly installment of $250,000.00 will be due within thirty (30) days of the Effective Date of the CRADA.  Each subsequent installment will be due within thirty (30) days of each quarterly anniversary of the Effective Date.  Genesis Biopharma also agreed that Dr. Rosenberg can allocate the funding between the various categories in support of the CRADA research as he sees fit.

The foregoing description of the Cooperative Research and Development Agreement does not purport to be complete and is qualified in its entirely by the form of the Cooperative Research and Development Agreement ..

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOPHARMA, INC.

Date: August 11, 2011	By:	/s/ Anthony J. Cataldo
Anthony J. Cataldo, Chairman, Chief Executive Officer and President